EXHIBIT 99.1

Crescent Financial Corporation Announces Financial Results for the Year Ended December 31, 2008

CARY, N.C., Feb. 10, 2009 (GLOBE NEWSWIRE) -- Crescent Financial Corporation (Nasdaq:CRFN), parent company of Crescent State Bank in Cary, North Carolina today announced unaudited net income for the year ended December 31, 2008 of $2,011,000 or $0.21 per diluted share compared with $6,248,000 or $0.65 per diluted share for the year ended December 31, 2007. The decline in earnings was primarily due to a decrease in net interest margin and an increase in provision for loan losses.

Despite a $132.9 million or 19% increase in average earning assets from 2007 to 2008, net interest income fell $1.3 million from $26.6 million in 2007 to $25.3 million in 2008. The decline in net interest income for the current period is largely due to significant short-term interest rate reductions implemented by the Federal Reserve Bank (FRB) in an attempt to revitalize an ailing U.S. economy. Since September 2007, the FRB's interest rate cuts have resulted in a 500 basis point decline in the Prime Rate. The Prime Rate is used as an index for the majority of the Company's variable rate loan portfolio. Another contributing factor to the decline in net interest income has been the marketplace competition for retail deposits. Market rates for retail certificates of deposit have been held at high levels throughout the year despite the reduction in short-term interest rates. These factors caused the net interest margin to decline by 73 basis points from 3.72% for 2007 to 2.99% for 2008.

The provision for loan losses increased by $4.8 million from $1.7 million in 2007 to $6.5 million in 2008. The large provision was attributable to both loan growth during the year and a softening of credit quality. Due to continued economic weakness, particularly in the housing sector, the Company increased the allowance for loan losses during the fourth quarter to 1.60% from 1.30% at September 30, 2008. Non-performing loans and other real estate owned as a percentage of total assets at December 31, 2008 was 1.53% compared with 0.49% at September 30, 2008.

Non interest income increased by $1.1 million during the year or 42%. Earnings on cash value of life insurance increased by $356,000 or 94% due to the purchase of an additional $7.0 million in insurance during the year. Service charges on deposit accounts and other customer service related fees increased by $246,000 or 18% and a renewed focus on mortgage loan origination activities resulted in a $206,000 or 40% increase in brokered mortgage origination fees. The Company reported $16,000 in gains on the disposal of available for sale securities and had approximately $238,000 of other pre-tax, non-recurring income for the year.

Non-interest expenses increased by $2.2 million or 12% to $20.0 million compared with $17.8 million for the prior year. Personnel and occupancy expenses accounted for $1.7 million of the total increase as the Company opened one new banking office and relocated another to a more visible location in December 2007, and opened one additional office in March of 2008. Deposit assessments from the Federal Deposit Insurance Corporation increased by 83% in 2008 and are anticipated to double in 2009.

Crescent Financial Corporation has unaudited total assets at December 31, 2008 of $968.3 million, increasing by $132.8 million or 16% over the $835.5 million at December 31, 2007. Total net loans increased by $105.2 million or 16% from $667.6 million to $772.8 million, total deposits increased $109.5 million or 18% from $605.4 million to $714.9 million and total stockholders' equity grew by $3.4 million or 4% from $91.6 million to $95.1 million.

Mike Carlton, President and CEO stated, "This past year presented a very challenging environment for the industry and Crescent State Bank. While the markets we serve have historically performed better than others, these communities are now faced with rising unemployment rates and a slowing real estate market. During the fourth quarter, we made a decision to significantly add to the Bank's allowance for loan losses. Although this lowered our earnings for the year, we believe it was a prudent decision given the uncertain market conditions in which we operate. As we move into 2009, we will continue our focus on maintaining credit quality, further developing business with creditworthy customers that value relationship banking and being poised to take advantage of opportunities to build long-term shareholder value."

Crescent State Bank is a state chartered bank operating thirteen banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh, Wilmington (2) and Knightdale, North Carolina and one loan production office in Raleigh, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank's website at www.crescentstatebank.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation's recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

 Crescent Financial Corporation
 Consolidated Balance Sheet
 (Amounts in thousands except share and per share data)
 (Unaudited)
                      Dec. 31, Sept. 30,  June 30, March 31,  Dec. 31,
                        2008      2008      2008      2008    2007(a)
                     --------- --------- --------- --------- ---------
 ASSETS
 Cash and due from
  banks              $   9,917 $  12,320 $  13,234 $  14,088 $  12,048
 Interest earning
  deposits with banks      267       639       391       387       212
 Federal funds sold         99     9,477        98       467        97
 Investment
  securities
  available for sale
  at fair value        105,649    96,015    95,979    94,855    90,758
 Loans                 785,377   769,060   742,855   710,545   675,916
 Allowance for loan
  losses               (12,585)   (9,988)   (8,855)   (8,425)   (8,273)
                     --------- --------- --------- --------- ---------
   Net Loans           772,792   759,072   734,000   702,120   667,643
 Accrued interest
  receivable             3,341     3,327     3,105     3,268     3,762
 Federal Home Loan
  Bank stock             7,264     7,264     7,714     7,039     6,791
 Bank premises and
  equipment             10,845    10,297    10,156     9,966     8,094
 Investment in life
  insurance             16,812    16,517    16,343     9,210     9,123
 Goodwill               30,233    30,233    30,233    30,233    30,233
 Other assets           11,092    10,366     9,323     9,460     6,779
                     --------- --------- --------- --------- ---------
 Total Assets        $ 968,311 $ 955,527 $ 920,576 $ 881,093 $ 835,540
                     ========= ========= ========= ========= =========

 LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
 LIABILITIES
 Deposits
  Demand             $  63,946 $  69,594 $  64,306 $  65,890 $  69,368
  Savings               58,834    64,214    76,591    88,982   110,516
  Money market and
   NOW                 130,542   120,430   128,274   106,109    80,316
  Time                 461,561   457,405   384,508   392,240   345,231
                     --------- --------- --------- --------- ---------
   Total Deposits      714,883   711,643   653,679   653,221   605,431

 Short-term
  borrowings            37,706    20,000    30,894    10,000    13,755
 Long-term debt        116,748   125,748   138,248   121,248   121,248
 Accrued expenses and
  other liabilities      3,882     3,986     3,692     3,286     3,447
                     --------- --------- --------- --------- ---------
 Total Liabilities     873,219   861,377   826,513   787,755   743,881
 STOCKHOLDERS' EQUITY
 Common stock            9,627     9,613     9,605     9,496     9,405
 Additional paid-in
  capital               74,349    74,256    74,172    73,699    73,596
 Retained earnings      10,489    11,254    10,509     9,478     8,620
 Accumulated other
  comprehensive loss       627      (973)     (223)      665        38
                     --------- --------- --------- --------- ---------

   Total
    Stockholders'
    Equity              95,092    94,150    94,063    93,338    91,659

 Total Liabilities
  and Stockholders'
  Equity             $ 968,311 $ 955,527 $ 920,576 $ 881,093 $ 835,540
                     ========= ========= ========= ========= =========

   Ending shares
    outstanding      9,626,559 9,612,743 9,604,826 9,496,555 9,404,579
   Book value per
    share            $    9.88 $    9.79 $    9.79 $    9.83      9.75
   Tangible book
    value per share  $    6.64 $    6.55 $    6.54 $    6.53      6.42

 Crescent Financial Corporation
 Consolidated Income Statements
 (Amounts in thousands except share and per share data)
 (Unaudited)
                                                   For the Year Ended
                                                   Dec. 31,  Dec. 31,
                                                     2008     2007(a)

 INTEREST INCOME
 Loans                                            $  49,479  $  50,022
 Investment securities available for sale             4,843      4,454
 Fed funds sold and other interest                       83        396
                                                  ---------  ---------

   Total Interest Income                             54,405     54,872
                                                  ---------  ---------

 INTEREST EXPENSE
 Deposits                                            23,062     23,429
 Short-term borrowings                                  657        830
 Long-term debt                                       5,351      3,958
                                                  ---------  ---------

   Total Interest Expense                            29,070     28,217
                                                  ---------  ---------

    Net Interest Income                              25,335     26,655
 Provision for loan losses                            6,485      1,684
                                                  ---------  ---------
  Net interest income after provision for loan
   losses                                            18,850     24,971
                                                  ---------  ---------

 Non-interest income
  Mortgage loan origination income                      718        512
  Service charges and fees on deposit accounts        1,606      1,360
  Gain/loss on sale of securities                        16         --
  Gain/(loss) on disposal of assets                     (74)       (66)
  Other                                               1,466        814
                                                  ---------  ---------

   Total non-interest income                          3,732      2,620

 Non-interest expense
  Salaries and employee benefits                     11,110      9,876
  Occupancy and equipment                             2,727      2,296
  Data processing                                     1,081      1,056
  Other                                               5,054      4,595
                                                  ---------  ---------

   Total non-interest expense                        19,972     17,823
                                                  ---------  ---------

   Income before income taxes                         2,610      9,768

 Income taxes                                           599      3,520
                                                  ---------  ---------

   Net income                                     $   2,011  $   6,248
                                                  =========  =========

 NET INCOME PER COMMON SHARE
  Basic                                           $    0.21  $    0.68
                                                  =========  =========
  Diluted                                         $    0.21  $    0.65
                                                  =========  =========

 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  Basic                                           9,500,103  9,211,779
                                                  =========  =========
  Diluted                                         9,680,484  9,635,694
                                                  =========  =========

    Return on average assets                           0.22%      0.80%
    Return on average equity                           2.13%      7.15%
    Net interest margin                                2.99%      3.72%
    Allowance for loan losses to avg loans             1.60%      1.22%
    Nonperforming loans to total loans                 1.67%      0.40%
    Nonperforming assets to total assets               1.53%      0.36%

                              For the Three Month Period Ended
                      Dec. 31, Sept. 30,  June 30, March 31,  Dec. 31,
                        2008      2008      2008      2008      2007
                     --------- --------- --------- --------- ---------
 INTEREST INCOME
 Loans               $  12,500 $  12,571 $  11,936 $  12,472 $  13,249
 Investment
  securities
  available for sale     1,203     1,206     1,227     1,206     1,155
 Fed funds sold and
  other interest             8        17        14        44        14
                     --------- --------- --------- --------- ---------

   Total Interest
    Income              13,711    13,794    13,177    13,722    14,418
                     --------- --------- --------- --------- ---------

 INTEREST EXPENSE
 Deposits                5,898     5,953     5,502     5,709     5,782
 Short-term
  borrowings               323       126        91       117       182
 Long-term debt          1,315     1,372     1,292     1,372     1,421
                     --------- --------- --------- --------- ---------

   Total Interest
    Expense              7,536     7,451     6,885     7,198     7,385
                     --------- --------- --------- --------- ---------

    Net Interest
     Income              6,175     6,343     6,292     6,524     7,033
 Provision for loan
  losses                 3,937     1,282       459       806       337
                     --------- --------- --------- --------- ---------
  Net interest income
   after provision
   for loan losses       2,238     5,061     5,833     5,718     6,696
                     --------- --------- --------- --------- ---------

 Non-interest income
  Mortgage loan
   origination income      207       189       151       172       116
  Service charges and
   fees on deposit
   accounts                429       414       381       381       355
  Gain/loss on sale
   of securities            --        --        16        --        --
  Gain/(loss) on
   disposal of assets        2        (4)      (63)       (9)      (65)
  Other                    412       458       332       264       249
                     --------- --------- --------- --------- ---------

   Total non-interest
    income               1,050     1,057       817       808       655

 Non-interest expense
  Salaries and
   employee benefits     2,508     2,881     2,917     2,804     2,460
  Occupancy and
   equipment               699       709       656       663       602
  Data processing          279       270       261       271       261
  Other                  1,306     1,206     1,259     1,283     1,254
                     --------- --------- --------- --------- ---------

   Total non-interest
    expense              4,792     5,066     5,093     5,021     4,577
                     --------- --------- --------- --------- ---------

   Income before
    income taxes        (1,504)    1,052     1,557     1,505     2,774

 Income taxes             (738)      306       526       505     1,002
                     --------- --------- --------- --------- ---------

   Net income        $    (766)$     746 $   1,031 $   1,000 $   1,772
                     ========= ========= ========= ========= =========

 NET INCOME PER
  COMMON SHARE
  Basic              $   (0.08)$    0.08 $    0.11 $    0.11 $    0.19
                     ========= ========= ========= ========= =========
  Diluted            $   (0.08)$    0.08 $    0.11 $    0.10 $    0.18
                     ========= ========= ========= ========= =========

 WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING
  Basic              9,565,583 9,548,589 9,467,294 9,417,694 9,363,700
                     ========= ========= ========= ========= =========
  Diluted            9,565,583 9,628,147 9,618,744 9,678,841 9,678,862
                     ========= ========= ========= ========= =========

    Return on average
     assets              -0.14%     0.31%     0.46%     0.47%     0.85%
    Return on average
     equity              -1.36%     3.12%     4.37%     4.32%     7.73%
    Net interest
     margin               2.75%     2.89%     3.05%     3.27%     3.64%
    Allowance for
     loan losses to
     avg loans            1.51%     1.30%     1.19%     1.19%     1.22%
    Nonperforming
     loans to total
     loans                1.67%     0.36%     0.10%     0.04%     0.40%
    Nonperforming
     assets to total
     assets               1.53%     0.49%     0.29%     0.29%     0.36%

 (a) Derived from audited consolidated financial statements.

CONTACT:  Crescent Financial Corporation
          Michael G. Carlton, President and CEO
          Bruce W. Elder, Vice President
          (919) 460-7770